Exhibit 10.76

 SECOND AMENDMENT TO
ADVISORY AGREEMENT

This SECOND AMENDMENT TO ADVISORY AGREEMENT is entered into as of March 24, 2016, among American Realty Capital Hospitality Trust, Inc. (the “Company”), American Realty Capital Hospitality Operating Partnership, L.P. (the “Operating Partnership”) and American Realty Capital Hospitality Advisors, LLC (the “Advisor”).

RECITALS

WHEREAS, the Company, the Operating Partnership and the Advisor entered into that certain Advisory Agreement, dated as of January 7, 2014 (as amended, the “Advisory Agreement”);

WHEREAS, the Company, the Operating Partnership and the Advisor entered into that First Amendment to Advisory Agreement, dated as of November 11, 2015; and

WHEREAS, the Company, the Operating Partnership and the Advisor desire to make certain amendments to the Advisory Agreement.

NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Amendments to Section 1. Effective as of the date hereof, the following definitions are added to Section 1 of the Advisory Agreement in the appropriate alphabetical order:

““Charter Amendment” shall mean the amendment to the Company’s Articles of Incorporation to delete Section 8.5 in its entirety.”

““Relief Period” shall mean the period of time beginning on June 1, 2016 and ending on June 1, 2017, subject to termination on the earlier of: (i) the date on which the Company has completed a public or private offering, which provides net proceeds in excess of $500,000 multiplied by the remaining months prior to June 1, 2017, after repayment or redemption of any indebtedness or preferred stock which is repayable or redeemable out of the proceeds of such offering, (ii) the date on which the Company has completed a sale of assets or borrowing, which provides net proceeds in excess of $50,000,000, after repayment or redemption of any indebtedness or preferred stock which is repayable or redeemable out of the proceeds of such transaction,

(iii) the date that the Board of Directors declares any Distribution, all or a portion of which is payable in cash, (iv) a Change of Control (provided that for purposes of clause (iii) of the definition of Change of Control, “25%” shall be substituted for “9.8%”), any restructuring of the debt or preferred stock of the Company or its subsidiaries that results in net proceeds in excess of $500,000 multiplied by the remaining months prior to June 1, 2017, after repayment or redemption of any indebtedness or preferred stock which is repayable or redeemable out of the proceeds of such transaction or such transaction results in the reduction in other cash usage by the Company during the Relief Period in excess of $500,000 multiplied by the remaining months prior to June 1, 2017 or a sale, exchange, transfer or other disposition of substantially all the assets of the Company to another Person, (v) termination of the Advisory Agreement, or (vi) the date on which the Charter Amendment is not approved by the Company’s Stockholders.”

“”Registrable Shares” shares of Common Stock issued pursuant to Section 10(i).”

“”S-3 Eligible Date” shall mean the date on which the Common Stock is listed on a national securities exchange and the Company becomes eligible to use a registration statement on Form S-3 for the registration of securities under the Securities Act.”

““Shelf Registration Statement” shall mean a shelf registration statement under Rule 415 of the Securities Act, or any similar rule that may be adopted by the Securities and Exchange Commission.

““Trigger” shall mean that date on which both of the following shall occur: (i) the Company’s Board of Directors have approved and eliminated the cash payment of the Company’s Distributions in its entirety and (ii) such elimination is insufficient to provide adequate liquidity levels consistent with assumptions mutually agreed to in good faith by the Independent Directors and the Advisor from time to time.

2.	Amendment to Section 10(i). Effective as of the date hereof, Section 10(i) is replaced in its entirety with the following:

“For any period commencing on or after October 1, 2015, the Company shall pay an Asset Management Fee to the Advisor or its assignees in accordance with this Section 10(i) as compensation for services rendered in connection with the management of the Company’s assets; provided, however, that only during the Relief Period, and after the Trigger shall have occurred, the Company may, at its option, pay up to $500,000 of the Asset Management Fee for any month by issuance of a number of shares of Common Stock equal to the amount of the Asset Management Fee to be paid in cash (but not to exceed $500,000) divided by a price per share equal to the price per share of the Common Stock used in calculating the number of shares of Common Stock issued pursuant to the Distribution declared by the Board of Directors. The Asset Management Fee is payable on the first business day of each month in the amount of 0.0625% multiplied by (i) during any period of time prior to the time the Company publishes an NAV, the Cost of Assets or (ii) during any period of time after the time the Company publishes an NAV, the lower of (A) the Cost of Assets and (B) the fair market value of the Company’s assets as reported in the applicable periodic or current report filed with the Securities and Exchange Commission disclosing the fair market value; provided, however, that until the Offering is completed, payment of the Asset Management Fee, if the form of payment determined by the Advisor is cash, will be deferred if the forecast of Modified Funds from Operations (“MFFO”) coverage (where the coverage is calculated as MFFO divided by the distribution payout) for the applicable period does not exceed 110%. Forecasts of MFFO coverage will be calculated on a monthly basis through December 2015, and will be calculated quarterly thereafter. Any deferred Asset Management Fee will accrue and become payable in full as soon as the MFFO coverage exceeds 110% in the current or any subsequent period. For the avoidance of doubt, once the Offering is completed, payment of the Asset Management Fee will no longer be subject to any MFFO coverage threshold.”

3.	Addition of Section 10(j). Effective as of the date hereof, the Advisory Agreement is supplemented by the addition of the following new Section 10(j):

“(j)    Redemption of Common Stock. In the event that an event described in clause (iv) or clause (v) of the definition of Relief Period occurs, the Company shall redeem or cause to be redeemed any shares of Common Stock issued by the Company to the Advisor pursuant to Section 10(i) for cash in an amount equal to the original issuance price thereof not later than five (5) business days after such event occurs.”

4.
Amendment to Sections 16 and 17. Effective as of the date that the Charter Amendment becomes effective, Sections 16 and 17 of the Advisory Agreement are hereby replaced in their entirety with the following:

“16.          TERM OF AGREEMENT.   This Agreement shall continue in force for a period ending on June 1, 2017.  Thereafter, the term may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties.

“17.          TERMINATION BY THE PARTIES.   This Agreement may be terminated upon sixty (60) days’ prior written notice (a) by the Independent Directors of the Company or the Advisor without Cause and without penalty, (b) by the Advisor for Good Reason, or (c) by the Advisor upon a Change of Control; provided, that such notice shall be not less than ninety (90) days prior written notice if the Company has paid any portion of the Asset Management Fee in Common Stock in accordance with Section 10(i), and, provided further, that termination of this Agreement with Cause shall be upon forty-five (45) days’ prior written notice.  The provisions of Sections 15, 19 through 31 (inclusive) and 33 of this Agreement shall survive any expiration or earlier termination of this Agreement.”

5.	Addition of Section 32 and 33. Effective as of the date hereof, the Advisory Agreement is supplemented by the addition of the following new Sections 32 and 33:

“32.          CHARTER AMENDMENT.   The Company represents that its Board of Directors has approved the Charter Amendment. The Company shall include a proposal to approve the Charter Amendment in its proxy statement with respect to its 2016 annual meeting, which it shall file reasonably promptly after the date hereof and shall use its commercially reasonable efforts to solicit the approval of the Stockholders to the approval of the Charter Amendment, and shall otherwise use commercially reasonable efforts to cause the Charter Amendment to become effective, subject to approval of the required vote of the Stockholders, reasonably promptly following the date hereof.”

“33.          REGISTRATION RIGHTS.

(a)    Following the S-3 Eligible Date, upon the written request of the Advisor, the Company shall prepare and file with the Securities and Exchange Commission a Shelf Registration Statement covering the resale by the holder of the shares of Common Stock issued pursuant to Section 10(i); provided, however, that the Company shall be required to file only two such registrations in any 12-month period and only three in the aggregate. In connection therewith, the Company will:

(i) use its reasonable best efforts to have such Shelf Registration Statement declared effective;

(ii) furnish to each holder of Registrable Shares such number of copies of prospectuses, and supplements or amendments thereto, and such other documents as such holder reasonably requests;

(iii) register or qualify the Registrable Shares covered by the Shelf Registration Statement under the securities or blue sky laws of such jurisdictions within the United States as any holder of Registrable Shares shall reasonably request, and do such other reasonable acts and things as may be required of it to enable such holders to consummate the sale or other disposition in such jurisdictions of the Registrable Shares; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or consent to a general or unlimited service or process in any jurisdictions in which it would not otherwise be required to be qualified or so consent or (ii) qualify as a dealer in securities; and

(iv) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission.

(b)    The Company further agrees to supplement or make amendments to each Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder for such Shelf Registration Statement. The Advisor agrees to furnish to the Company, upon request, such information with respect to the Limited Partner as may be required to complete and file the Shelf Registration Statement.

(c)    In connection with and as a condition to the Company’s obligations with respect to the filing of a Shelf Registration Statement pursuant to this Section 33, the Advisor agrees with the Company that: if the Company determines in its good faith judgment, after consultation with counsel, that the use of the Shelf Registration Statement, including any post-effective amendment thereto, or the use of any prospectus contained in such Shelf Registration Statement would require the disclosure of important information that the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company’s ability to consummate a significant transaction, upon written notice of such determination by the Company, the rights of the Advisor to offer, sell or distribute its Registrable Shares pursuant to such Shelf Registration Statement or prospectus or to require the Company to take action with respect to the registration or sale of any Registrable Shares pursuant to a Registration Statement (including any action contemplated by this Section 33(b)) will be suspended until the date upon which the Company notifies the Advisor in writing (which notice shall be deemed sufficient if given through the issuance of a press release) that suspension of such rights for the grounds set forth in this paragraph is no longer necessary; provided, however, that the Company may not suspend such rights for an aggregate period of more than 90 days in any 12-month period.”

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this agreement as of the date first set forth above.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

By: /s/ Jonathan P. Mehlman
Name:    Jonathan P. Mehlman
Title:    CEO and President

AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P.

By:    American Realty Capital Hospitality Trust, Inc., its General Partner

By: /s/ Jonathan P. Mehlman
Name:    Jonathan P. Mehlman
Title:    CEO and President

AMERICAN REALTY CAPITAL HOSPITALITY ADVISORS, LLC

By: American Realty Capital Hospitality Special
Limited Partner, LLC, its Member

By : American Realty Capital IX, LLC,
its Sole Member

By: AR Capital, LLC, its Sole Member

By:    /s/ William M. Kahane
Name:    William M. Kahane
Title:    Member